UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 7, 2012

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

From time to time, the Registrant has repurchased shares of its common stock under a $400 million stock repurchase program approved by the Registrant’s Board of Directors in January 2011. As previously disclosed, the timing of repurchases and the actual number of shares to be repurchased depend on a variety of discretionary factors such as stock price, cash-flow forecasts and other market conditions. At April 30, 2012, approximately $171.4 million of authorization for future purchases remained under the stock repurchase program. The Registrant is not currently purchasing shares of its common stock under the stock repurchase program in order to allow for a more effective allocation of resources consistent with the Registrant’s growth strategies.  The Registrant may resume repurchases under the stock repurchase program at any time in its discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BY:	TIFFANY & CO. /s/ Patrick B. Dorsey
Date: June 7, 2012	Patrick B. Dorsey Senior Vice President, Secretary and General Counsel